UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2006

SOUTHERN COPPER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2575 East Camelback Road, Phoenix, Arizona 85016

(Address of Principal Executive Offices) (Zip Code)

(602) 977-6595

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Grupo Mexico, S.A. de C.V., (“Grupo Mexico”), the indirect parent company of Southern Copper Corporation (“SCC”), and SCC reported yesterday that on Sunday, February 19, 2006, at approximately 02:00 a.m., a gas explosion took place at the Pasta de Conchos coal mine, which belongs to SCC’s subsidiary, Industrial Minera Mexico, S.A. de C.V., in the San Juan Sabinas municipality, in the state of Coahuila, Mexico.

The explosion provoked a landslide of one area of the mine, trapping more than 70 miners. The company immediately sent expert crews, especially trained to rescue workers.

Until Monday, February 20, 2006 the special work crews have found 11 miners – some of them uninjured, some with minor injuries.

Likewise, the company has had the timely and efficient collaboration of the Mexican Army, the support of Coahuila Governor Humberto Moreira, who is at the site since Sunday, and municipal authorities in order to advance as quickly as possible in the rescue efforts. Other companies located in the region have been collaborating with the company, sending specialized rescue teams.

Grupo Mexico declares that its utmost priority is to rescue the workers and take care of their families. Moreover, it will use all the necessary resources and efforts in this primordial task.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern Copper Corporation

By:	/s/ Armando Ortega Gómez
Armando Ortega Gómez
Its:	Vice President, Legal, General Counsel and Secretary

Date: February 21, 2006